   Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of NeoStem, Inc. (formerly known as Phase III Medical, Inc.) on Form S-3 of our report dated March 27, 2007, with respect to the consolidated financial statements of NeoStem, Inc. and Subsidiary appearing in the Annual Report on Form 10-K of NeoStem, Inc. for the year ended December 31, 2006, and our report which contains such consolidated financial statements retroactively adjusted to give effect to the Company’s reverse stock split of its common stock effective August 2007, for which the date of our report is March 27, 2007, except for the Stock Split Disclosure in Note 1, as to which the date is July 9, 2007, appearing in the Current Report on Form 8-K of Neostem, Inc. dated September 11, 2007.

We also consent to the reference to us under the heading "Experts" in the Prospectus.

/s/Holtz Rubenstein Reminick LLP

Holtz Rubenstein Reminick LLP
Melville, New York
September 11, 2007